EXHIBIT 1

Execution Copy

Smithfield Foods, Inc.

7.750% Senior Notes Due 2017

Underwriting Agreement

New York, New York

June 19, 2007

To the Representatives named in

Schedule I hereto of the several

Underwriters named in

Schedule II hereto

Ladies and Gentlemen:

Smithfield Foods, Inc., a corporation incorporated under the laws of the Commonwealth of Virginia (the “Company”), proposes to sell to the several underwriters named in Schedule II hereto (the “Underwriters”), for whom you (the “Representatives”) are acting as representatives, the principal amount of its securities identified in Schedule I hereto (the “Securities”), to be issued under an indenture (the “Original Indenture”) dated as of June 1, 2007, between the Company and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture (the “First Supplemental Indenture”, together with the Original Indenture, the “Indenture”). To the extent there are no additional Underwriters listed on Schedule II other than you, the term Representatives as used herein shall mean you, as Underwriters, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires. Any reference herein to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference. Certain terms used herein are defined in Section 20 hereof.

1. Representations and Warranties. The Company represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1.

(a) The Company meets the requirements for use of Form S-3 under the Act and has prepared and has filed with the Commission an automatic shelf registration statement, as defined in Rule 405 (the file number of which is set forth in Schedule I hereto) on Form S-3, including a related Base Prospectus, for registration under the Act of the offering and sale of the Securities. Such Registration Statement, including any amendments thereto filed prior to the Execution Time, became effective upon filing. The Company may have filed with the Commission, as part of an amendment to the

Registration Statement or pursuant to Rule 424(b), one or more preliminary prospectus supplements relating to the Securities, each of which has previously been furnished to you. The Company will file with the Commission a final prospectus supplement relating to the Securities in accordance with Rule 424(b). As filed, such final prospectus supplement shall contain all information required by the Act and the rules thereunder, and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Base Prospectus and any Preliminary Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein. The Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x).

(b) On each Effective Date, the Registration Statement did, and when the Final Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date (as defined herein), the Final Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act, the Exchange Act and the Trust Indenture Act and the respective rules thereunder; on each Effective Date and at the Execution Time, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; on the Effective Date and on the Closing Date the Indenture did or will comply in all material respects with the applicable requirements of the Trust Indenture Act and the rules thereunder; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date, the Final Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Trustee or (ii) the information contained in or omitted from the Registration Statement or the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Final Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

(c) (i) The Disclosure Package and (ii) each electronic road show, when taken together as a whole with the Disclosure Package, at the Execution Time, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

(d) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Securities in reliance on the exemption in Rule 163, and (iv) at the Execution Time (with such date being used as the determination date for purposes of this clause (iv)), the Company was or is (as the case may be) a “well-known seasoned issuer” as defined in Rule 405. At the time of filing the Registration Statement, the Company will have paid the fees required by the Commission relating to the Securities in accordance with Rule 457.

(e) (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Securities and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.

(f) Each Issuer Free Writing Prospectus and the final term sheet prepared and filed pursuant to Section 5(b) hereto does not include any information that conflicts with the information contained in the Registration Statement, the Base Prospectus, any Preliminary Prospectus and the Final Prospectus, including any document incorporated therein by reference and any prospectus supplement deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

(g) No stop order suspending the effectiveness of the Registration Statement or any amendment thereto has been issued and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or in connection with the offering is pending or threatened by the Commission; no notice of objection of the Commission to the use of the Registration Statement or any amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company; and no order preventing or suspending the use of any Base Prospectus, the Disclosure Package or the Final Prospectus has been issued by the Commission.

(h) The documents incorporated by reference in the Registration Statement, the Disclosure Package or the Final Prospectus (the “Incorporated Documents”), when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Disclosure Package or the Final Prospectus or any further amendment or supplement thereto, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder, and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The representation and warranty set forth in this paragraph (h) is given on the basis that any statement contained in an Incorporated Document shall be deemed not to be contained in the Registration Statement, the Disclosure Package or the Final Prospectus if the statement has been modified or superseded by any statement in a subsequently filed Incorporated Document or in the Registration Statement, the Disclosure Package or the Final Prospectus.

(i) Neither the Company nor any of its Subsidiaries (as defined below) has sustained since the date of the latest audited financial statements included or incorporated by reference in the Disclosure Package and the Final Prospectus any loss or interference, which individually or in the aggregate could have a Material Adverse Effect, with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Disclosure Package and the Final Prospectus; and, since the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Final Prospectus, there has not been any change in the capital stock or long-term debt of the Company or any of its Subsidiaries, any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock or any material adverse change in the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, otherwise than as set forth or contemplated in the Disclosure Package and the Final Prospectus; and, since the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Final Prospectus, neither the Company nor any of its Subsidiaries has entered into any transaction, incurred any liability or obligation, direct or contingent, where such transaction, liability or obligation is material, either individually or in the aggregate, to the Company and its Subsidiaries taken as a whole.

(j) The Company and each of its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Disclosure Package and the Final Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries; and any real property and buildings held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.

(k) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the Commonwealth of Virginia, with power and authority (corporate and other) to own its properties and conduct its business as described in the Disclosure Package and the Final Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction; and each of its subsidiaries listed on Schedule V hereto (the “Subsidiaries”) has been duly formed and is validly existing as a legal entity in good standing under the laws of its jurisdiction of formation and has been duly qualified as a foreign legal entity for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction, except to the extent the failure to so qualify as a foreign legal entity could not reasonably be expected to have a Material Adverse Effect (as defined below). The Company does not own more than 50% of the voting interest in or control, directly or indirectly, any corporation, association or other entity other than the Subsidiaries.

(l) The Company has an authorized capitalization as set forth in the Disclosure Package and the Final Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; and conform to the description of the Stock contained in the Disclosure Package and the Final Prospectus; and all of the issued shares of capital stock of each of the Subsidiaries have been duly and validly authorized and issued, are fully paid and non-assessable and other than as set forth or contemplated in the Disclosure Package and the Final Prospectus are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims.

(m) The Indenture has been duly authorized by the Company, has been duly qualified under the Trust Indenture Act, and, when duly executed and delivered by the Company and by the Trustee, will constitute a legal, valid and binding instrument enforceable against the Company in accordance with its terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law).

(n) The First Supplemental Indenture has been duly authorized by the Company, has been duly qualified under the Trust Indenture Act, and, when duly executed and delivered by the Company and by the Trustee, will constitute a legal, valid and binding instrument enforceable against the Company in accordance with its terms

(subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law).

(o) The Securities have been duly authorized by the Company and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters pursuant to this Agreement, will constitute legal, valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law).

(p) The Company has full corporate power and authority to execute and deliver this Agreement relating to the Securities to be issued and sold by the Company to the Underwriters and to perform its obligations hereunder; and all corporate action required to be taken for the due and proper authorization, execution and delivery of each of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly taken.

(q) This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and to general equitable principles (whether considered in a proceeding in equity or at law) and considerations of public policy as they relate to the enforcement of the indemnification provisions hereof and thereof.

(r) The issue and sale of the Securities to be sold by the Company and the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions contemplated herein will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject, (ii) result in any violation of the provisions of the Certificate of Incorporation or By-laws (or other comparable organizational documents) of the Company or any of its Subsidiaries or (iii) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its Subsidiaries or any of their properties, except, in the case of clauses (i) and (iii) above, for any such conflicts, breaches, violations or defaults that would not have a Material Adverse Effect.

(s) No consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities or the consummation by the Company of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters and such consents, approvals, authorizations, registrations or qualifications the failure of which to be obtained or made would not have a Material Adverse Effect.

(t) No injunction, restraining order or order of any nature by any federal or state court of competent jurisdiction has been issued with respect to the Company or any of its Subsidiaries which would prevent or suspend the issuance or sale of the Securities or the use of the Disclosure Package or the Final Prospectus in any jurisdiction; no action, suit or proceeding is pending against or, to the best knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries before any court or arbitrator or any governmental agency, body or official, domestic or foreign, which could reasonably be expected to interfere with or adversely affect the issuance and sale of the Securities or in any manner draw into question the validity or enforceability of this Agreement or any action taken or to be taken pursuant hereto or thereto; and the Company has complied with any and all known requests, or any and all requests that should have been reasonably known, by any securities authority in any jurisdiction for additional information to be included in the Disclosure Package and the Final Prospectus.

(u) Neither the Company nor any of its Subsidiaries is (i) in violation of its Certificate of Incorporation or By-laws (or other comparable organizational documents), (ii) in default, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound or (iii) in violation in any respect of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject, which default under clause (ii) or violation under clause (iii) could reasonably be expected to have a Material Adverse Effect.

(v) The statements set forth in the Preliminary Prospectus and the Final Prospectus under the captions “Description of Notes” and “Description of Debt Securities,” insofar as they purport to constitute a summary of the terms of the Securities, under the captions “Material U.S. Federal Tax Considerations for Non-U.S. Holders”, and “Underwriting”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair.

(w) Other than as set forth in the Disclosure Package and the Final Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its Subsidiaries is a party or of which any property of the Company or any of its Subsidiaries is the subject, which, if determined adversely to the Company or any of its Subsidiaries, would individually or in the aggregate have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the

Company and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business (a “Material Adverse Effect”); and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

(x) The Company is not and, after giving effect to the offering and sale of the Securities, will not be an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(y) Ernst & Young LLP (“Ernst & Young”), who have certified certain financial statements of the Company and its Subsidiaries, is an independent registered public accounting firm with respect to the Company and its Subsidiaries (i) as required by the Act and the rules and regulations of the Commission thereunder and the Public Accounting Oversight Board (United States) and (ii) within the meaning of Rule 101 of the Code of Professional Conduct of the American Institute of Certified Public Accountants (“AICPA”) and its interpretations and rulings thereunder. Deloitte & Touche LLP (“Deloitte”), who have certified certain financial statements of Premium Standard Farms, Inc. (“PSF”), is an independent registered public accounting firm with respect to PSF and its subsidiaries (i) as required by the Act and the rules and regulations of the Commission thereunder and the Public Accounting Oversight Board (United States) and (ii) within the meaning of Rule 101 of the Code of Professional Conduct of AICPA and its interpretations and rulings thereunder. The historical financial statements of the Company (including the related notes) contained in, and incorporated by reference into, the Registration Statement, the Disclosure Package and the Final Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations; such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods covered thereby and fairly present the financial position of the entities purported to be covered thereby at the respective dates indicated and the results of their operations and their cash flows for the respective periods indicated; and the financial information contained in the Preliminary Prospectus and the Final Prospectus under the headings “Summary—Summary Selected Historical Consolidated Financial Information and Other Data—Smithfield,” “Capitalization,” “Selected Historical Consolidated Financial Information and Other Data—Smithfield” and “Selected Unaudited Pro Forma Combined Condensed Financial Data of Smithfield,” the financial information contained under the heading “Management’s discussion and analysis of financial condition and results of operations,” in the Company’s Annual Report on Form 10-K for the fiscal year ended April 30, 2006 and Quarterly Reports on Form 10-Q for the quarterly periods ended July 30, 2006, October 30, 2006 and January 28, 2007, incorporated by reference in the Preliminary Prospectus and the Final Prospectus and the financial information contained under the heading “Executive Compensation” in the Company’s Proxy Statement for the Annual Meeting of Shareholders dated July 31, 2006, incorporated by reference in the Preliminary Prospectus and the Final Prospectus, are derived from the accounting records of the Company and its Subsidiaries and fairly present the information purported to be shown thereby. The financial information contained in the Preliminary Prospectus and the Final Prospectus under the heading “Selected Historical Consolidated Financial Data—PSF” is

derived from the accounting records of PSF and its subsidiaries and fairly presents the information purported to be shown thereby. The pro forma financial statements included in the Preliminary Prospectus, the Final Prospectus and the Registration Statement include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma financial statements included in the Preliminary Prospectus, the Final Prospectus and the Registration Statement. The pro forma financial statements included in the Preliminary Prospectus, the Final Prospectus and the Registration Statement comply as to form in all material respects with the applicable accounting requirements of Regulation S-X under the Act and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements. The other historical financial and statistical information and data included in, and incorporated by reference into, the Preliminary Prospectus and the Final Prospectus are, in all material respects, fairly presented.

(z) The Company and each of its Subsidiaries possess all material licenses, certificates, authorizations and permits issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign regulatory agencies or bodies which are necessary or desirable for the ownership of their respective properties or the conduct of their respective businesses as described in the Disclosure Package and the Final Prospectus, except where the failure to possess or make the same would not have, singularly or in the aggregate, a Material Adverse Effect, and neither the Company nor any of its Subsidiaries has received notification of any revocation or modification of any such license, certificate, authorization or permit or has any reason to believe that any such license, certificate, authorization or permit will not be renewed in the ordinary course.

(aa) The Company and each of its Subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses; and the conduct of their respective businesses will not conflict in any material respect with any such rights of others, and the Company and each of its Subsidiaries have not received any notice of any claim of infringement of or conflict with any such rights of others, which notice could reasonably be expected to result in a Material Adverse Effect.

(bb) No material labor disturbance by or dispute with the employees of the Company or any of its Subsidiaries exists or, to the best knowledge of the Company, is contemplated or threatened, except as would not individually or in the aggregate have a Material Adverse Effect.

(cc) The Company and each of its Subsidiaries have paid all federal, state, local and foreign taxes and filed all tax returns required to be paid or filed through the date hereof (except for such taxes that are not yet delinquent or that are being contested in good faith and by proper proceedings, and against which adequate reserves are being maintained in accordance with generally accepted accounting principles); and except as otherwise disclosed in the Disclosure Package and the Final Prospectus, there is no tax deficiency, which individually or in the aggregate could have a Material Adverse Effect, that has been, or could reasonably be expected to be, asserted against the Company or any of its Subsidiaries or any of their respective properties or assets.

(dd) Other than as set forth in the Disclosure Package and the Final Prospectus, there has been no storage, generation, transportation, handling, treatment, presence, disposal, discharge, emission or other release of any kind of toxic or other wastes or other hazardous substances by, due to or caused by the Company or any of its Subsidiaries or any of their predecessors (or, to the best knowledge of the Company, any other entity for whose acts or omissions the Company or any of its Subsidiaries is or could reasonably be expected to be liable) at any of the property now or previously owned or leased by the Company or any of its Subsidiaries, or at any other property (i) in violation of any statute or any ordinance, rule (including rule of common law), regulation, order, judgment, decree or permit or (ii) which would, under any statute or any ordinance, rule (including rule of common law), regulation, order, judgment, decree or permit, give rise to any liability, except in the case of both clauses (i) and (ii), for any violation or liability which could not reasonably be expected to have, singularly or in the aggregate with all such violations and liabilities, a Material Adverse Effect; and there has been no presence, disposal, discharge, emission or other release of any kind at any of the property now or previously owned or leased by the Company or any of its Subsidiaries, or into the environment surrounding such property of any toxic or other wastes or other hazardous substances with respect to which the Company or any of its Subsidiaries has any knowledge, except for any such presence, disposal, discharge, emission or other release of any kind which could not reasonably be expected to have, singularly or in the aggregate with all such discharges and other releases, a Material Adverse Effect.

(ee) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is maintained, administered or contributed to by the Company, any of its Subsidiaries or any member of their respective “controlled groups” (defined as entities which are treated as a single employer under Section 414 of the Internal Revenue Code of 1986, as amended) for employees or former employees of the Company, any of its Subsidiaries or any member of their respective controlled groups have been maintained in all material respects in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended (the “Code”); no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption; and for each such plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no “accumulated funding deficiency” as defined in Section 412 of the Code has been incurred, whether or not waived, and, except as otherwise disclosed in the Disclosure Package and the Final Prospectus, the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) exceeds the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions.

(ff) The Company and its Subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and its Subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(gg) The Company and its Subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. The Company and its Subsidiaries maintain systems of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in each of the Disclosure Package and the Final Prospectus, there are no material weaknesses or significant deficiencies in the Company’s internal controls.

(hh) The Company has complied with the applicable provisions of the Sarbanes-Oxley Act of 2002, and, to the best of the Company’s knowledge, the Company’s directors and officers, in their capacities as such, have complied with the applicable provisions of the Sarbanes-Oxley Act of 2002.

(ii) Neither the Company nor any of its Subsidiaries nor, to the best knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its Subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, payoff, influence payment, kickback or other unlawful payment.

(jj) The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(kk) None of the Company, any of its Subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(ll) The Company has not taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(mm) Nothing has come to the attention of the Company that has caused the Company to believe that the market-related data included in, or incorporated by reference into, the Disclosure Package and the Final Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(nn) No relationship, direct or indirect, exists between or among the Company or any of its Subsidiaries, on the one hand, and the directors, officers, stockholders or other affiliates of the Company or any of its Subsidiaries, on the other, that would be required by the Act to be described in a registration statement to be filed with the Commission and that is not so described in each of the Disclosure Package and the Final Prospectus.

(oo) The acquisitions of the European meats business of Sara Lee Corporation and the branded meats business of ConAgra Foods Packaged Foods Company, Inc., either individually or combined with all other acquisitions since April 30, 2006, do not require the inclusion in the Prospectus of any historical financial statements under Rule 3-05 of Regulation S-X of the Act or pro forma financial information in accordance with Article 11 of Regulation S-X.

Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at the purchase price set forth in Schedule I hereto, the principal amount of the Securities set forth opposite such Underwriter’s name in Schedule II hereto. The yield at which the Securities are to be distributed to the public can be no lower than that recommended by Morgan Stanley & Co. Incorporated (the “Independent Underwriter”) a “qualified independent underwriter,” within the meaning of Rule 2720 of the Rules of Conduct of the National Association of Securities Dealers, Inc. (“NASD”).

3. Delivery and Payment. Delivery of and payment for the Securities shall be made on the date and at the time specified in Schedule I hereto or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. Delivery of the Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

4. Offering by Underwriters. (a) It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Disclosure Package and the Final Prospectus.

(b) Each Underwriter, severally and not jointly, represents and warrants to and agrees with the Company that:

(i) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of any Securities, in circumstances in which Section 21(1) of the FSMA does not apply to the Company;

(ii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom; and

(iii) in relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), it has not made and will not make an offer to the public of any Securities which are the subject of the offering contemplated by this Agreement in that Relevant Member State, except that it may make an offer to the public in that Relevant Member State of any Securities at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

(A)	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(B)	to any legal entity which has two or more of (i) an average of at least 250 employees during the last financial year, (ii) a total balance sheet of more than €43,000,000 and (iii) an annual turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

(C)	to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior written consent of the Representatives for any such offer; or

(D)	in any other circumstances falling within Article 3(2) of the Prospectus Directive;

provided that no such offer of Securities shall result in a requirement for the publication by the Company or any Underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any Securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Securities to be offered so as to enable an investor to decide to purchase any Securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

(iv) It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering of the Securities (and will promptly notify the Company if any such proceeding against it is initiated during the Prospectus Delivery Period).

5. Agreements. The Company agrees with the several Underwriters and where so stated, the Underwriters agree with the Company that:

(a) Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement (including the Final Prospectus or any Preliminary Prospectus) to the Base Prospectus or any document that will be incorporated by reference therein unless the Company has furnished you a copy for your review a reasonable period prior to filing and will not file any such proposed amendment or supplement to which you reasonably object; provided that the Company shall not be restricted from complying with its reporting obligations under the Exchange Act. The Company will cause the Final Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representatives with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Company will promptly advise the Representatives (i) when the Final Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b), (ii) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Final Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use, or of any proceeding for that purpose under Rule 401(g)(2) and Section 8A under the Securities Act that shall be pending before or threatened by the Commission and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b) To prepare a final term sheet, containing solely a description of final terms of the Securities and the offering thereof, in the form approved by you and attached as Schedule IV hereto and to file such term sheet pursuant to Rule 433(d) within the time required by such Rule.

(c) If, at any time prior to the filing of the Final Prospectus pursuant to Rule 424(b), any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, the Company will (i) notify promptly the Representatives so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to you in such quantities as you may reasonably request.

(d) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Final Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, including in connection with use or delivery of the Final Prospectus, the Company promptly will (i) notify the Representatives of any such event, (ii) prepare and file with the Commission, subject to the first sentence of paragraph (a) of this Section 5, an amendment or supplement or new registration statement which will correct such statement or omission or effect such compliance, (iii) use its best efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Final Prospectus and (iv) supply any supplemented Final Prospectus to you in such quantities as you may reasonably request.

(e) As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Company and its Subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158.

(f) The Company will furnish to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Representatives may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering.

(g) During a period of three years from the Effective Date, to furnish to the Representatives copies of all reports or other communications (financial or other) furnished to shareholders, and to deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its Subsidiaries are consolidated in reports furnished to its shareholders generally or to the Commission).

(h) The Company will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may designate and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

(i) The Company agrees that, unless it has or shall have obtained the prior written consent of the Representatives, which consent shall not be unreasonably withheld, and each Underwriter, severally and not jointly, agrees with the Company that, unless it has or shall have obtained, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433, other than a free writing prospectus containing information not inconsistent with information contained in the final term sheet prepared and filed pursuant to Section 5(b) hereto; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule III hereto and any electronic road show. Any such free writing prospectus consented to by the Representatives or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(j) The Company will not, without the prior written consent of Citigroup Global Markets Inc., offer, sell, contract to sell, pledge, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any debt securities issued or guaranteed by the Company (other than the Securities) or publicly announce an intention to effect any such transaction, until the Business Day set forth on Schedule I hereto.

(k) In connection with the offering of the Securities, the Company agrees to make its officers, employees, independent accountants and legal counsel reasonably available upon request by the Representatives.

(l) The Company agrees to do and perform all things required to be done and performed by it under this Agreement that are within its control prior to or after the Closing Date, and to use its reasonable best efforts to satisfy all conditions precedent on its part to the delivery of the Securities.

(m) The Company agrees to not take any action prior to the Closing Date which would in the Company’s reasonable judgment require the Disclosure Package or the Final Prospectus to be amended or supplemented pursuant to Section 5(c).

(n) The Company agrees to apply the net proceeds from the sale of the Securities as set forth in the Preliminary Prospectus and the Final Prospectus under the heading “Use of Proceeds.”

(o) The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(p) The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (v) the registration of the Securities under the Exchange Act; (vi) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (vii) any filings required to be made with the NASD (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings, including the fees and expenses of the Independent Underwriter); (viii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Securities; (ix) the fees and expenses of the Company’s and PSF’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company; and (x) all other costs and expenses incident to the performance by the Company of its obligations hereunder.

6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time and the Closing Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a) The Final Prospectus, and any supplement thereto, have been filed in the manner and within the time period required by Rule 424(b); the final term sheet contemplated by Section 5(b) hereto, and any other material required to be filed by the

Company pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceeding against the Company or in connection with the offering of the Securities for such purpose under Rule 401(g)(2) and Section 8A under the Securities Act shall be pending before or threatened by the Commission.

(b) McGuireWoods LLP, counsel for the Company, shall have furnished to the Representatives their written opinion and negative assurance letter, addressed to the Underwriters and dated the Closing Date, in form and substance reasonably satisfactory to the Representatives, substantially to the effect set forth in Annex A hereto.

(c) The Representatives shall have received from Simpson Thacher & Bartlett LLP, counsel for the Underwriters, their opinion and negative assurance letter, dated the Closing Date and addressed to the Underwriters, with respect to the issuance and sale of the Securities, the Indenture, the Registration Statement, the Disclosure Package, the Final Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(d) The Company shall have furnished to the Representatives a certificate of the Company, signed by the Chairman of the Board or the President and the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Disclosure Package, the Final Prospectus and any supplements or amendments thereto, as well as each electronic road show used in connection with the offering of the Securities, and this Agreement and that:

(i) the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder on or prior to the Closing Date;

(ii) no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceeding against the Company or in connection with the offering of the Securities for such purpose under Rule 401(g)(2) and Section 8A under the Securities Act shall be pending before or threatened by the Commission;

(iii) subsequent to the date of the most recent financial statements contained in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto or document incorporated by reference therein), (i) there has been no change in the capital stock or long-term debt of the Company or any of its Subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse change in the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business; (ii) neither the Company nor any of its Subsidiaries has entered into any transaction, incurred any liability or obligation, direct or contingent, where such transaction, liability or obligation is material, either individually or in the aggregate, to the Company and its Subsidiaries taken as a whole; and (iii) neither the Company nor any of its Subsidiaries has sustained any loss or interference with its business from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, where such occurrence or event is material, either individually or in the aggregate, to the Company and its Subsidiaries taken as a whole, except in each case as otherwise disclosed in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto or document incorporated by reference therein); and

(iv) subsequent to the execution and delivery of this Agreement (i) no downgrading has occurred in the rating accorded the Securities or any of the Company’s other debt securities or preferred stock by any “nationally recognized statistical rating organization”, as such term is defined by the Commission for purposes of Rule 436(g)(2) of the rules and regulations of the Commission under the Act and (ii) no such organization has publicly announced or notified the Company that it has under surveillance or review, or has changed its outlook with respect to, its rating of the Securities or any of the Company’s other debt securities or preferred stock (other than an announcement with positive implications of a possible upgrading).

(e) The Company shall have furnished to the Underwriters a letter (the “Initial Letter”) of Ernst & Young, addressed to the Underwriters and dated the date hereof, with respect to the Registration Statement and the Disclosure Package, in form and substance reasonably satisfactory in all material respects to the Representatives and counsel for the Underwriters, substantially to the effect set forth in Annex B hereto.

(f) The Company shall have furnished to the Underwriters a letter (the “Bring-Down Letter”) of Ernst & Young, addressed to the Underwriters and dated the Closing Date, with respect to the Registration Statement and the Final Prospectus, (A) confirming that they are independent public accountants with respect to the Company and its Subsidiaries within the meaning of Rule 101 of the Code of Professional Conduct of the AICPA and its interpretations and rulings thereunder, (B) stating, as of the date of the Bring-Down Letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Final Prospectus, as of a date not more than three business days prior to the date of the Bring-Down Letter), that the conclusions and findings of such accountants with respect to the financial information and other matters covered by the Initial Letter are accurate and (C) confirming in all material respects the conclusions and findings set forth in the Initial Letter.

(g) The Company shall have furnished to the Underwriters a letter (the “PSF Initial Letter”) of Deloitte, addressed to the Underwriters and dated the date hereof, with respect to the Registration Statement and the Disclosure Package, in form and substance reasonably satisfactory in all material respects to the Representatives and counsel for the Underwriters, substantially to the effect set forth in Annex C hereto.

(h) The Company shall have furnished to the Underwriters a letter (the “PSF Bring-Down Letter”) of Deloitte, with respect to the Registration Statement and the Final Prospectus, addressed to the Underwriters and dated the Closing Date, with respect to the Final Prospectus, (A) confirming that they are independent public accountants with respect to PSF and its subsidiaries within the meaning of Rule 101 of the Code of Professional Conduct of the AICPA and its interpretations and rulings thereunder, (B) stating, as of the date of the PSF Bring-Down Letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Final Prospectus, as of a date not more than three business days prior to the date of the PSF Bring-Down Letter), that the conclusions and findings of such accountants with respect to the financial information and other matters covered by the PSF Initial Letter are accurate and (C) confirming in all material respects the conclusions and findings set forth in the PSF Initial Letter.

(i) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Disclosure Package and the Final Prospectus (in each case exclusive of any amendment or supplement thereto or document incorporated by reference therein), (i) there shall not have been any change in the capital stock or long-term debt of the Company or any of its Subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse change in the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business; (ii) neither the Company nor any of its Subsidiaries has entered into any transaction, incurred any liability or obligation, direct or contingent, where such transaction, liability or obligation is material, either individually or in the aggregate, to the Company and its Subsidiaries taken as a whole; and (iii) neither the Company nor any of its Subsidiaries has sustained any loss or interference with its business from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, where such occurrence or event is material, either individually or in the aggregate, to the Company and its Subsidiaries taken as a whole, except in each case as otherwise disclosed in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto), the effect of which, in any such case described above, in the sole judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the securities on the terms and in the manner contemplated by this Agreement and the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto or document incorporated by reference therein).

(j) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body which would, as of the Closing Date, prevent the issuance or sale of the Securities; and no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance or sale of the Securities.

(k) Subsequent to the Execution Time (i) no downgrading shall have occurred in the rating accorded any of the Company’s debt securities or preferred stock by any “nationally recognized statistical rating organization”, as such term is defined by the Commission for purposes of Rule 436(g)(2) of the rules and regulations of the Commission under the Act and (ii) no such organization shall have publicly announced or have notified the Company that it has under surveillance or review, or has changed its outlook with respect to, its rating of any of the Company’s other debt securities or preferred stock (other than an announcement with positive implications of a possible upgrading).

(l) The Representatives shall have received on and as of the Closing Date satisfactory evidence of the good standing of the Company and its significant subsidiaries, as defined pursuant to Rule 1-02(w) of Regulation S-X, in their respective jurisdictions of organization and their good standing in the other jurisdictions as the Representatives may reasonably request, in each case in writing or any standard form of telecommunication, from the appropriate governmental authorities of such jurisdictions.

(m) Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered at the office of Simpson Thacher & Bartlett LLP, counsel for the Underwriters, at 425 Lexington Avenue, New York, NY 10017, on the Closing Date.

7. Reimbursement of Underwriters’ Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through Citigroup Global Markets Inc. on demand for all expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

8. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in the Base Prospectus, any Preliminary Prospectus or any other preliminary prospectus supplement relating to the Securities, the Final Prospectus, or any Issuer Free Writing Prospectus or the information contained in the final term sheet required to be prepared and filed pursuant to Section 5(b) hereto, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company acknowledges that the statements setting forth (i) the list and names of Underwriters and their respective participation in the sale of the Securities, (ii) the sentences related to concessions and reallowances, (iii) the second sentence in the fourth paragraph in the “Underwriting” section regarding market making, (iv) the paragraphs related to stabilization, syndicate covering transactions and penalty bids in any Preliminary Prospectus and the Final Prospectus, and (v) the final sentence of the first paragraph in the Issuer Free Writing Prospectus, dated June 19, 2007, constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus.

(c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (x) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any indemnified party. Nothwtithstanding anything contained herein to the contrary, if indemnity may be sought pursuant to this Section 8 in respect of such action or proceeding, then in addition to such separate firm for the indemnified parties, the indemnifying party shall be liable for the reasonable fees and expenses of not more than one separate firm (in addition to any local counsel) for the Independent Underwriter in its capacity as a “qualified independent underwriter” and its directors, officers, employees and agents and each person who controls the Independent Underwriter within the meaning of Section 15 of the Act of Section 20 of the Exchange Act.

(d) In the event that the indemnity provided in paragraph (a), (b) or (e) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”) to which the Company and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Underwriters on the other from the offering of the Securities; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder or the Independent Underwriter in its capacity as “qualified independent underwriter” (within the meaning of NASD Conduct Rule 2720) be responsible for any amount in excess of the compensation received by the Independent Underwriter for acting in such capacity. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Final Prospectus. Benefits received by the Independent Underwriter in its capacity as “qualified independent underwriter” shall be deemed to be equal to the compensation received by the Independent Underwriter for acting in such capacity. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

(e) Without limitation of and in addition to its obligations under the other paragraphs of this Section 8, the Company agrees to indemnify and hold harmless the Independent Underwriter, its directors, officers, employees and agents and each person who controls the Independent Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject, insofar as such losses, claims, damages or liabilities (or action in respect thereof) arise out of or are based upon Independent Underwriter’s acting as a “qualified independent underwriter” (within the meaning of NASD Conduct Rule 2720) in connection with the offering contemplated by this Agreement, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability results from the gross negligence or willful misconduct of the Independent Underwriter.

9. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Securities set forth opposite their names in Schedule II hereto bears to the aggregate principal amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Securities set forth in Schedule II hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Final Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder.

10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such delivery and payment (i) trading in the Company’s Common Stock shall have been suspended by the Commission or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such exchange, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering, sale or delivery of the Securities as contemplated by the Disclosure Package or the Final Prospectus (exclusive of any amendment or supplement thereto).

11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to the Citigroup Global Markets Inc. General Counsel (fax no.: (212) 816-7912) and confirmed to the General Counsel, Citigroup Global Markets Inc., at 388 Greenwich Street, New York,

New York, 10013, Attention: General Counsel; or, if sent to the Company, will be mailed, delivered or telefaxed to (757) 365-3045 and confirmed to it at Smithfield Foods, Inc., 200 Commerce Street, Smithfield, VA 23430, attention of the Michael D. Flemming.

13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

14. No Fiduciary Duty. The Company hereby acknowledges that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriters and any affiliate through which it may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Company and (c) the Company’s engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Company on related or other matters). The Company agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

15. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

16. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

17. Waiver of Jury Trial. The Company hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

18. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

19. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

20. Definitions. The terms that follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended and the rules and regulations of the Commission promulgated thereunder.

“Base Prospectus” shall mean the base prospectus referred to in paragraph 1(a) above contained in the Registration Statement at the Execution Time.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Commission” shall mean the Securities and Exchange Commission.

“Disclosure Package” shall mean (i) the Base Prospectus, (ii) the Preliminary Prospectus used most recently prior to the Execution Time, (iii) the Issuer Free Writing Prospectuses, if any, identified in Schedule III hereto, (iv) the final term sheet prepared and filed pursuant to Section 5(b) hereto, if any, and (v) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

“Effective Date” shall mean each date and time that the Registration Statement and any post-effective amendment or amendments thereto became or becomes effective.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“Final Prospectus” shall mean the prospectus supplement relating to the Securities that was first filed pursuant to Rule 424(b) after the Execution Time, together with the Base Prospectus.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“Preliminary Prospectus” shall mean any preliminary prospectus supplement to the Base Prospectus referred to in paragraph 1(a) above which is used prior to the filing of the Final Prospectus, together with the Base Prospectus.

“Registration Statement” shall mean the registration statement referred to in paragraph 1(a) above, including exhibits and financial statements and any prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended on each Effective Date and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date, shall also mean such registration statement as so amended.

“Rule 158”, “Rule 163”, “Rule 164”, “Rule 172”, “Rule 405”, “Rule 415”, “Rule 424”, “Rule 430B” and “Rule 433” refer to such rules under the Act.

“Trust Indenture Act” shall mean the Trust Indenture Act of 1939, as amended and the rules and regulations of the Commission promulgated thereunder.

“Well-Known Seasoned Issuer” shall mean a well-known seasoned issuer, as defined in Rule 405.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.

Very truly yours,

SMITHFIELD FOODS, INC.

By:	/s/ Carey J. Dubois
Name:	Carey J. Dubois
Title:	Corporate Treasurer

The foregoing Agreement is

hereby confirmed and accepted

as of the date specified in

Schedule I hereto.

SIGNATURE PAGE TO SMITHFIELD FOODS, INC.

UNDERWRITING AGREEMENT

CITIGROUP GLOBAL MARKETS INC.
J.P. MORGAN SECURITIES INC.

By:	Citigroup Global Markets Inc.

By:	/s/ Michael M. Schadt
Name:	Michael M. Schadt
Title:	Director

For themselves and the other

several Underwriters, if any,

named in Schedule II to the

foregoing Agreement.

SIGNATURE PAGE TO SMITHFIELD FOODS, INC.

UNDERWRITING AGREEMENT

SCHEDULE I

Underwriting Agreement dated June 19, 2007

Registration Statement No. 333-143727

Representative(s): Citigroup Global Markets, Inc. and J.P. Morgan Securities Inc.

Title, Purchase Price and Description of Securities:

Title: 7.750% Senior Notes due 2017

Principal amount: $500,000,000

Purchase price (include accrued interest or amortization, if any): $494,250,000

Sinking fund provisions: None.

Redemption provisions: At any time prior to July 1, 2010, the Company may redeem up to 35% of the original principal amount of the Securities with the proceeds of one or more equity offerings of the Company’s common shares at a redemption price of 107.750% of the principal amount of the Securities, together with accrued and unpaid interest, if any, to the date of redemption.

Other provisions: Change of Control: The occurrence of a change of control will be a triggering event requiring the Company to offer to purchase the Securities at a price equal to 101% of the principal amount together with accrued and unpaid interest, if any, to the date of purchase.

Closing Date, Time and Location: June 22, 2007 at 10:00 a.m. at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, NY 10017

Type of Offering: Non-delayed

Date referred to in Section 5(j) after which the Company may offer or sell debt securities issued or guaranteed by the Company without the consent of the Representative(s): June 25, 2007

Modification of items to be covered by the letter from Ernst & Young delivered pursuant to Section 6(e) and by Deloitte pursuant to Section 6(g) at the Execution Time:

SCHEDULE II

Underwriters	Principal Amount of Securities to be Purchased
Citigroup Global Markets Inc.	$187,500,000
J.P. Morgan Securities Inc.	187,500,000
Goldman, Sachs & Co.	75,000,000
Banc of America Securities LLC	7,500,000
BMO Capital Markets Corp.	7,500,000
Morgan Stanley & Co. Incorporated	7,500,000
Rabo Securities USA, Inc.	7,500,000
SG Americas Securities, LLC	7,500,000
ING Financial Markets, LLC	6,250,000
SunTrust Capital Markets, Inc.	6,250,000

Total	$500,000,000

SCHEDULE III

Schedule of Free Writing Prospectuses included in the Disclosure Package

Final pricing term sheet substantially in the form of Schedule IV attached hereto.

SCHEDULE IV

Filed pursuant to Rule 433

Registration No. 333-143727

SMITHFIELD FOODS, INC.

FINAL TERM SHEET

June 19, 2007

7.750% Senior Notes due 2017

ISSUER: Smithfield Foods, Inc.

SECURITY: 7.750% Senior Notes due 2017

MATURITY: July 1, 2017

PRINCIPAL AMOUNT: $500,000,000

PROCEEDS TO COMPANY: 98.850%

EXPECTED RATINGS:	Ba3 by Moody’s Investors Service, Inc.
BB by Standard & Poor’s Ratings Services

COUPON: 7.750%

YIELD: 7.750%

BENCHMARK TREASURY: 4.50% due May 2017

SPREAD TO BENCHMARK TREASURY: 267 bps

BENCHMARK TREASURY YIELD: 5.08%

PRICE AT ISSUE: 100.000%

INTEREST PAYMENT DATES: January 1 and July 1

FIRST INTEREST PAYMENT DATE: January 1, 2008

EQUITY CLAWBACK (OPTIONAL REDEMPTION): At any time prior to July 1, 2010, we may redeem up to 35% of the original principal amount of the notes with the proceeds of one or more equity offerings of our common shares at a redemption price of 107.750% of the principal amount of the notes, together with accrued and unpaid interest, if any, to the date of redemption.

CHANGE OF CONTROL: The occurrence of a change of control will be a triggering event requiring us to offer to purchase the notes at a price equal to 101% of the principal amount together with accrued and unpaid interest, if any, to the date of purchase.

Certain asset dispositions will be triggering events which may require us to use the proceeds from those asset dispositions to make an offer to purchase the notes at 100% of their principal amount, together with accrued and unpaid interest, if any, to the date of purchase if such proceeds are not otherwise used within 365 days to repay indebtedness (with a corresponding reduction in commitment) or to invest in assets related to our business.

BOOKRUNNERS: Citigroup Global Markets Inc. and J.P. Morgan Securities Inc.

CO-MANAGERS: Goldman, Sachs & Co., Banc of America Securities LLC, BMO Capital Markets Corp., Morgan Stanley & Co. Incorporated, Rabo Securities USA, Inc., SG Americas Securities LLC, ING Financial Markets, LLC, SunTrust Capital Markets, Inc.

TRADE DATE: June 19, 2007

SETTLEMENT DATE (T+3): June 22, 2007

CUSIP: 832248 AQ1

ISIN: US832248AQ16

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling:

Citigroup Global Markets Inc.	1-877-858-5407 (toll free)
J.P. Morgan Securities Inc.	1-212-834-4533 (collect)

This communication is intended for the sole use of the person to whom it is provided by the sender.

The information in this term sheet supplements the Company’s preliminary prospectus, dated June 19, 2007 (the “Preliminary Prospectus”) and supersedes the information in the Preliminary Prospectus to the extent inconsistent with the information in the Preliminary Prospectus. This term sheet is qualified in its entirety by reference to the Preliminary Prospectus. Terms used herein but not defined herein shall have the respective meanings as set forth in the Preliminary Prospectus.

A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

SCHEDULE V

814 Americas, Inc.

ADA Premium Beef Co., Inc.

AGRI PLUS S.A.

AGRI Sp. z o.o.

Agrofarms S. de R.L. de C.V.

Agroindustrial Servicios en Administracion S. de R.L. de C.V.

Agroindustrial Servicios Gerenciales S. de R.L. de C.V.

Animex Fish Sp. z o.o.

Animex Grupa Drobiarska Sp. z o.o.

ANIMEX Holding Sp. z o.o.

Animex-Krakowskie Zaklady Pierzarskie Sp. z o.o.

ANIMEX-Opoloskie Zaklady Drobiarskie S.A.

Animex Pasze Sp. z o.o.

Animex Sp. z o.o.

Animpol S.A.

Armour-Eckrich Meats LLC

Beef Production LLC

Best Solutions LLC

Bialostockie Zaklady Drobiarskie Sp. z.o.o

BioEnergy Systems, LLC

Brown’s Farms, LLC

Brown’s of Carolina LLC

Brown’s Realty Partnership

Calf Source, LLC

Carroll’s Foods LLC

Carroll’s Foods of Brazil, LLC

Carroll’s Foods of Mexico LLC

Carroll’s Foods of Virginia LLC

Carroll’s Realty Partnership

Cattle Production Systems, Inc.

Central Plains Farms LLC

Chief Milling Partners, Inc.

Circle Four Farms, LLC

Circle Four LLC

Cold Field Investments, LLC

Colorado Boar Stud LLC

Contipasz S.A.

Cook’s Hams, Inc.

Crystal Peak Environmental LLC

Crystal Peak Technologies LLC

Cumberland Gap Provision Company

Duplin Marketing Company, LLC

Farmland Distribution Inc.

Farmland Foods, Inc.

FASSA S. de R.L. de C.V.

Frigorifico Agropecuaria Sonorense S. de R.L. de C.V.

“GRUPA ANIMEX” Sp. z o.o.

Gwaltney Transportation Co., Inc.

Henry’s Hickory House, LLC

Ilawskie Zaklady Drobiarskie “Ekodrob” S.A.

Industrias Agrofarms S. de R.L. de C.V.

Iowa Quality Meats, Ltd.

John Morrell & Co.

JonMor Investments, Inc.

KC2 Real Estate LLC

L&S Farms

LPC Transport Inc.

Lundy International Inc.

M-B Farmland LLC

MF Cattle Feeding, Inc.

MF Energy, LLC

MF Resale Company

MOPAC Foreign Sales Corporation

MOPAC of Virginia, Inc.

Morena Expert S.R.L.

Moyer Distribution LLC

Moyer International Sales Corp.

Murphy-Brown Holdings LLC

Murphy-Brown LLC

Murphy Farms LLC

Murphy Farms of Texahoma, Inc.

Norson Holding, S. de R.L. de C.V.

North Side Foods Corp.

North Side Investments, Inc.

NPD Investments, Inc.

NPD (USA) Texas LLC

Packerland Distribution LLC

Packerland Exports II Ltd.

Packerland-Plainwell, Inc.

Packerland Transport, Inc.

PatCud Investments, Inc.

Patrick Cudahy Incorporated

PC Express, Inc.

PEK (London) Ltd.

Pirin Agri S.R.L.

Pork Plus, LLC

Premium Pet Health, LLC

Premium Standard Farms, Inc.

Prestage-Stoecker Farms, Inc.

Prima Farms Sp. z o.o.

Prima Sp. z o.o.

Promotora Comercial Alpro S. de R.L. de C.V.

QTF Liquidation Corp.

Quarter M Farms LLC

RGB Farms LLC

RMH Foods, Inc.

RMH Foods, LLC

Semilem SRL

SF Holding Sp. z o.o.

SF International Sales Co., Inc.

SF Investments, Inc.

SFDS Global Holdings B.V.

SFFC, Inc.

Showcase Foods, Inc.

Simoni Investments, LLC

Skippack Creek Corporation

Smithfield Asia Holdings, Ltd.

Smithfield Beef Group, Inc.

Smithfield Beef Group-Green Bay, Inc.

Smithfield Beef Group-Souderton, Inc.

Smithfield Bioenergy LLC

Smithfield Capital Europe, B.V.

Smithfield Capital Trust I

Smithfield-Carroll’s Farms

Smithfield Culinary Foods Group, LLC

Smithfield Deli Group, Inc.

Smithfield Ferme S.R.L.

Smithfield Foods de Mexico, S. de R.L. de C.V.

Smithfield Foods GmbH

Smithfield Foods Group Ltd.

Smithfield Foods International Inc.

Smithfield Foods Ltd.

Smithfield Global Products, Inc.

Smithfield Innovations Group, LLC

Smithfield Insurance Co. Ltd.

Smithfield International Investments, Inc.

Smithfield Processare S.R.L.

Smithfield Prod S.R.L.

Smithfield Purchase Corporation

Smithfield Romania S.R.L.

Smithfield Service Co., Inc.

Smithfield Trading Company, Inc.

Smithfield Transportation Co., Inc.

Stefano Foods, Inc.

Sun Land Beef Company

Sun Land International

Suwalskie Zaklady Drobiarskie Sp. z o.o.

The Smithfield Inn Corporation

The Smithfield Packing Company, Incorporated

Valleydale Transporation Co., Inc.

Wilmington Bulk, LLC

Zaklady Miesne “Agryf” S.A.

Zaklady Miesne “ANIMEX” S.A.

Zaklady Miesne “Mazury” w Elku S.A.

ANNEX A

Opinion of McGuireWoods, LLP pursuant to Section 6(b) of the Underwriting Agreement

ANNEX B

Form of Initial Letter from Ernst & Young LLP pursuant to Section 6(e) of the Underwriting Agreement

ANNEX C

Form of Initial Letter from Deloitte & Touche LLP pursuant to Section 6(g) of the Underwriting Agreement